Exhibit 99.(h)(11)

EXHIBIT A

Effective April 6, 2026

1.	Licensed Benchmarks

WisdomTree U.S. Dividend Index
WisdomTree U.S. High Dividend Index
WisdomTree U.S. LargeCap Dividend Index
WisdomTree U.S. MidCap Dividend Index
WisdomTree U.S. SmallCap Dividend Index
WisdomTree U.S. LargeCap Index
WisdomTree U.S. MidCap Index
WisdomTree U.S. SmallCap Index
WisdomTree International Equity Index
WisdomTree International High Dividend Index
WisdomTree True Developed International Index
WisdomTree International MidCap Dividend Index
WisdomTree International SmallCap Dividend Index
WisdomTree Europe SmallCap Dividend Index
WisdomTree Global High Dividend Index
WisdomTree Global Dividend Index
WisdomTree Japan Hedged Equity Index
WisdomTree Japan SmallCap Dividend Index
WisdomTree Japan SmallCap Equity Index
WisdomTree Global ex-U.S. Quality Growth Index
WisdomTree Emerging Markets ex-State-Owned Enterprises Index
WisdomTree Europe Hedged Equity Index
WisdomTree Europe Hedged SmallCap Equity Index
WisdomTree Europe Equity Index
WisdomTree Emerging Markets High Dividend Index
WisdomTree Emerging Markets SmallCap Dividend Index
WisdomTree U.S. Quality Dividend Growth Index
WisdomTree U.S. SmallCap Quality Dividend Growth Index
WisdomTree Japan Dividend Index
WisdomTree Europe Quality Dividend Growth Index
WisdomTree International Hedged Quality Dividend Growth Index
WisdomTree Hedged SmallCap Dividend Index
WisdomTree China ex-State-Owned Enterprises Index
WisdomTree Dynamic International Equity Index
WisdomTree Dynamic International SmallCap Equity Index
WisdomTree International Quality Dividend Growth Index
WisdomTree Emerging Markets Dividend Index
WisdomTree U.S. Quality Corporate Bond Index
WisdomTree U.S. Short-Term Quality Corporate Bond Index
WisdomTree U.S. High Yield Corporate Bond Index
WisdomTree Low P/E Index

WisdomTree U.S. Short-Term High Yield Corporate Bond Index
WisdomTree U.S. Quality BBB Corporate Bond Index
WisdomTree U.S. Short-Term BBB Corporate Bond Index
WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Index
WisdomTree U.S. Multifactor Index
WisdomTree U.S. High Yield Corporate Bond, Zero Duration Index
WisdomTree Team8 Cybersecurity Index
WisdomTree BioRevolution Index
WisdomTree Artificial Intelligence and Innovation Index
WisdomTree U.S. Quality Growth Index
WisdomTree U.S. MidCap Quality Growth Index
WisdomTree U.S. SmallCap Quality Growth Index
WisdomTree India Hedged Equity Index
WisdomTree India Equity Index
WisdomTree India Earnings Index
WisdomTree New Economy Real Estate Index
WisdomTree European Opportunities Index
WisdomTree European Opportunities Equity Index
WisdomTree Battery Value Chain and Innovation Index
WisdomTree Japan Opportunities Index
WisdomTree Japan Opportunities Equity Index
WisdomTree GeoAlpha Opportunities Index
WisdomTree True Emerging Markets Index
WisdomTree Europe Defense Index
WisdomTree Asia Defense Index
WisdomTree Global Defense Index
WisdomTree Classiq Quantum Computing Index
WisdomTree U.S. Adaptive Moving Average Index
WisdomTree International Adaptive Moving Average Index
WisdomTree Physical AI, Humanoids, and Drones Index

1.	Licensed Marks

WISDOMTREE HIGH-YIELDING EQUITY